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                                                                EXHIBIT 10.14

                       FIRST AMENDMENT TO LEASE AGREEMENT

        This FIRST AMENDMENT TO LEASE AGREEMENT ("First Amendment") is made as of the 6th day of March, 1996, by and between MENLO BUSINESS PARK, a California general partnership, and PATRICIAN ASSOCIATES, INC., a California corporation (collectively, "LANDLORD") and PHARMCHEM LABORATORIES, INC., a California corporation ("TENANT").

                                   RECITALS:

        WHEREAS, Landlord and Tenant entered into a lease of premises consisting of approximately 24,719 square feet in that certain building commonly known as Building No. 14, Suite A, Menlo Park, California, and having a street address of 1505 O'Brien Drive, Menlo Park, California (which premises are defined as the "PREMISES" in the Lease and for the purposes of this First Amendment shall be known as the "14A PREMISES") pursuant to that certain Lease dated as of October 21, 1988 (the "LEASE") (all capitalized terms shall have the meaning set forth in the Lease except as otherwise provided herein);

        WHEREAS, Tenant has exercised its option to extend the term of the Lease for five (5) years until June 1, 2001 (the term of the Lease as extended, shall hereinafter be referred to as the "TERM", and the portion of the Term from June 1, 1996 to and including June 1, 2001, is hereinafter referred to as the "EXTENDED TERM") with respect to the 14A Premises, subject to the terms and conditions contained herein; and

        WHEREAS, Landlord desires to lease to Tenant and Tenant desires to Lease from Landlord those certain premises known as the mezzanine of Suite 14B consisting of approximately 9,064 square feet in that certain building commonly known as Building No. 14, Menlo Park, California, and having a street address of 1505, O'Brien Drive, Menlo Park, California all as shown on Exhibit "A" attached hereto (the "MEZZANINE"), pursuant to the terms and conditions contained in the Lease, as amended hereby.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual promises set forth herein, Landlord and Tenant hereby agree as follows notwithstanding anything contained in the Lease to the contrary:

        1. For the remainder of the Term, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Mezzanine, subject to the terms and conditions contained in the Lease, as amended hereby.


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     2.  The following terms defined in Paragraph 3 of the Lease shall have the meanings set forth hereinbelow in the Lease, as amended hereby:

          (o) "Premises" shall collectively mean the 14A Premises and the Mezzanine as shown on Exhibit "A" hereto, and the use of the 95 parking spaces on Lot 14.

          (aa) "Tenant's Proportionate Share of Building Expenses" shall collectively mean (i) the square footage of the Premises, i.e., 33,783, divided by the square footage of Building 14 (56,460), which equals 59.84%.

          (bb) "Tenant's Proportionate Share of Project Expenses" shall collectively mean (i) the square footage of Lot 14 (116,045) times 59.84%, i.e., divided by the square footage of the leasable Lots in the Project (2,060,693), which equals 3.37%.

     3. Notwithstanding the foregoing, from and including June 2, 1996, to and including December 1, 1997 (the "TERMINATION PERIOD"), in the event that a present or prospective tenant of Suite 14B wishes to lease both the ground floor and the Mezzanine, upon sixty (60) days prior written notice from Landlord to Tenant Landlord shall have the right to terminate Tenant's lease of the Mezzanine. In the event Landlord does not exercise its right to terminate Tenant's lease of the Mezzanine during the Termination Period, Landlord's rights set forth in the preceding sentence shall expire. Such expiration shall not affect other rights that Landlord has to terminate the Lease as set forth in the Lease.

     4. In addition to the Monthly Rent for the 14A Premises which is due and payable as set forth in Paragraph 5 of the Lease, Tenant shall pay to Landlord, in lawful money of the United States, for each calendar month to the term hereof commencing with the month of March, 1996, Monthly Rent for the Mezzanine in the amount of $7,704.40, subject to adjustment as provided in Paragraph 5(b) below, in advance, on the first day of each calendar month of the Term, without abatement, deduction, claim, offset, prior notice or demand. Monthly Rent for the Mezzanine for the month of March, 1996, shall be prorated as set forth in Paragraph 5(d) of the Lease.

     5. (a) The first sentence of Paragraph 11(c)(ii) is amended to read as follows: "In particular, Tenant, at its sole cost, shall keep, operate, and maintain the Premises in compliance with all, and shall not, through its use and occupancy, cause or permit the Premises to be in violation of, any "Environmental Laws" (hereinafter defined)."

          (b) Paragraph 11 is further amended to add the following new subparagraph (d):
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               (d)  "Environmental Laws" shall mean any and all present and future federal, state and local laws, or requirement under any permit issued with respect thereto, and other requirements of governmental entities having jurisdiction thereunder, relating to the protection of human health, the environment, or Toxic Materials including, without limitation, the use, handling, transportation, production, disposal, treatment, discharge or storage thereof.

     6. All references to the "Building" and the "Premises" contained in paragraph 15(a) shall be deemed to refer to Building 14 and the Premises. All references to "Tenant Improvements" contained in Paragraph 15(b) shall be deemed to include the "Mezzanine Tenant Improvements" as defined hereinbelow.

     7. Tenant shall pay "Building Expenses" as defined in Paragraph 17(a) with respect to the Premises in amounts equal to 59.84% of the Real Property Taxes relative to Building 14 or Lot 14 as a whole and 59.84% of "Costs of Operation and Maintenance" as defined in said paragraph 17(a) with respect to the operation and maintenance of Building 14 and Lot 14. The Building Expenses with respect to the Premises shall be calculated and payable in accordance with the terms of Paragraph 17(a). Tenant's payment of the Building Expenses with respect to the Premises shall constitute Additional Rent payable by Tenant under the Lease, as amended hereby.

     8. All references to "Premises" in Paragraph 24(b) shall be deemed to include the Mezzanine.

     9. Landlord shall exercise all reasonable efforts to obtain the necessary approvals to modify the two (2) stairwells in Suite 14B to (a) block entry to the Mezzanine from the lobby of Suite 14B, and (b) allow secured ingress and egress to the easterly stairs to the Mezzanine while preserving the security of the groundfloor space of Suite 14B (the "MEZZANINE TENANT IMPROVEMENTS"). Provided that such approvals are obtained, and provided that security issues are resolved to the satisfaction of the ground floor tenant of Suite 14B and Tenant, at no cost to Tenant, Landlord will modify the two (2) stairwells in Suite 14B, as set forth above. In the event that security issues are not resolved to the satisfaction of Tenant, Tenant may terminate this Lease on thirty (30) days written notice to Landlord, without penalty.

     10. Landlord hereby grants Tenant a right of first offer (the "RIGHT OF FIRST OFFER") with respect to all space in Suite 14B of the Building that is not presently subject to the terms hereof, on the following terms and conditions. If at any time during the Lease Term, Landlord receives a bona fide offer from an unrelated third party to lease such space, which offer Landlord is willing to accept, Landlord shall first offer to Tenant the opportunity to lease such space at the Prevailing Market Rent, and
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otherwise on all other terms and condition set forth herein. Tenant may exercise the Right of First Offer only by giving written notice to Landlord of Tenant's exercise of such right within fifteen (15) days following the date of Tenant's receipt of the Right of First Offer. If Tenant does not exercise the Right of First Offer within such fifteen (15) day period, then Landlord may lease such space to any third party on substantially the same terms and conditions set forth in the Right of First Offer so long as Landlord enters into a binding lease for such space within 180 days after delivery to Tenant of the Right of First Offer notice. If Landlord does not enter into such lease within such 180 day period, then Landlord shall reoffer such space to Tenant as set forth herein. The "PREVAILING MARKET RENT" shall be equal to the prevailing market rate for properties of equivalent quality, size, utility and location in Menlo Park, California. If Tenant has timely exercised its Right or First
Offer, Landlord shall notify Tenant in writing of the proposed new Base Rent, which shall be equal to the Prevailing Market Rent. Unless Tenant objects to the Prevailing Market Rent as determined by Landlord within ten (10) days after receipt of such notice, the amount stated in such notice shall be the Base Rent for the new space. If Tenant objects to Landlord's proposal, then the Base Rent for the new space shall be determined by an MAI appraiser. Landlord shall choose such an appraiser within thirty (30) days after Tenant notifies Landlord of Tenant's objection to the Prevailing Market Rate determined by Landlord.
If Tenant does not disapprove Landlord's choice of any appraiser by delivery of written notice of disapproval within five (5) days after written notice of such choice by Landlord, then Landlord's appraiser shall be deemed to have been approved by Tenant. If Tenant does not approve Landlord's choice of an appraiser, then Tenant's notice of disapproval shall name an MAI appraiser designated by Tenant, and Tenant's appraiser and Landlord's appraiser shall appoint a third MAI appraiser in which event each appraiser shall determine the Prevailing Market Rent. The two amounts which are closer shall be averaged, and such average shall be the Prevailing Market Rent for the new space. Landlord and Tenant shall each make a good faith effort to have any appraiser it chooses prepare its assessment of the Prevailing Market Rent promptly. The cost of any common appraiser shall be split equally by Landlord and Tenant, and, if three appraisers are utilized, Landlord and Tenant shall each be responsible for the fees and costs of the appraiser which it appoints. If the Base Rent shall not have been determined by the Commencement Date of the Renewal Term, Tenant shall pay Base Rent when due at Tenant's proposed Base Rent until the new Base Rent is determined. When the actual adjusted Base Rent is determined, Tenant shall promptly pay Landlord any additional rent due for the months which have elapsed or, alternatively, Landlord shall credit any excess payment for the elapsed months to the next monthly installments of Base Rent becoming due.

        11. Except as expressly set forth to the contrary in this First Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of
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this First Amendment and the terms of the Lease, this First Amendment will control.

        IN WITNESS WHEREOF, this First Amendment has been executed by the parties hereto as of the date hereinabove written.

LANDLORD:                               TENANT:

PATRICIAN ASSOCIATES, INC.,             PHARMCHEM, Inc.
a California corporation                a California corporation

By: /s/ Gregory C. Hauser               By: /s/ Joe Halligen
    --------------------------------        --------------------------------

Print Name: Gregory C. Hauser           Print Name: Joseph W. Halligen
            ------------------------                ------------------------

Its: Vice President                     Its: CEO
     -------------------------------         -------------------------------

By: /s/ Kurt D. Schaeffer               By: /s/ David Lattanzio
    --------------------------------        --------------------------------

Print Name: Kurt D. Schaeffer           Print Name: David Lattanzio
            ------------------------                ------------------------

Its: Vice President                     Its: VP/CFO
     -------------------------------         -------------------------------


MENLO BUSINESS PARK,
a California general partnership

By: /s/ John O. Lewis
    --------------------------------
    John O. Lewis, as general partner

By: Oltmans Investment Company,
    as general partner

By: /s/ J.O. Oltmans II
    --------------------------------
    J.O. Oltmans II, General Partner

By: /s/ Basil C. Johnson
    --------------------------------
    Basil C. Johnson, General Partner

By: Lorrin C. Tarlton, Jr., and Marilyn L. Tarlton,
    Trustees UTD 1/23/75, as general partner

By: /s/ Lorrin C. Tarlton, Jr., Trustee
    --------------------------------
    Lorrin C. Tarlton, Jr., Trustee

By: /s/ Marilyn L. Tarlton, Trustee
    --------------------------------
    Marilyn L. Tarlton, Trustee